UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: Decem ber 12, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO TWO MATERIAL DEFINITIVE AGREEMENT S

T he Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited (“Expert Network”) , entered into the following two e-Government contracts to construct e-Government systems:

1.

Quanzhou City Quangang District e-Government contract

On December 12, 2006 Expert Network entered into an e-Government Contract ( the “Quangang Contract”), with Quangang District of Quanz hou City in Fujian Province (“Quangang”) ..

Under the terms of the Quangang Contract, construction is scheduled to commence in July 2007, and is expected to be completed by August 20 10 ..

Total fees to be paid to the Company under the Contract are 269,880,000 RMB, or approximately US$ 34 ,000,000.  The net contract sum after excluding hardware purchases to be made on behalf of customer and PRC business tax is 254,080,000 RMB, or approximately US$ 30 , 8 00,000.

On December 11, 2006, Expert Network entered into a consultant agreement (the “Quangang Consultant Agreement”), with Quanzhou Guo Guang Scientific Technology Development Company Limited (the “Quangang Consultant”). Pursuant to the terms of the Quangang Consultant Agreement, the Quangang Consultant was engaged to provide consulting services related to the sourcing of e-government contracts in the Quangang District of Quanzhou City located in the Fujian Province.

Under the Quangang Consulting Agreement, the Company has agreed to pay the Quangang Consultant in the form of cash a commission equal to 15,244,800 RMB, or approximately US$1,900,000, which is six percent (6%) of the total contract sum of any e-government contracts sourced by the Consultant. The Quangang Consultant Agreement shall be terminated once the Main Contract of the e-government project in the Quangang District is signed and the commission is paid to the Quangang Consultant, or in the event that no Main Contract of the e-government project in the Quangang District is signed.

The commission payable to the Quangang Consultant under the terms of the Quangang Consultant Agreement is due and payable within twenty (20) business days after the signing of the Main Contract.

1.

2.

Fuzhou City Pingtan County e-Government Contract

On December 13, 2006 Expert Network entered into another e-Government Contract (the “Pingtan Contract”), with Pingtan County of Fuzhou City located in Fujian Province (“Pingtan”).

Under the terms of the Pingtan Contract, construction is scheduled to commence in October 2007, and is expected to be completed by September 2010.

Total fees to be paid to the Company under the Contract are 202,280,000 RMB, or approximately US$26,000,000.  The net contract sum after excluding hardware purchases to be made on behalf of customer and PRC business tax is 184,480,000 RMB, or approximately US$22,400,000.

On December 13, 2006, Expert Network entered into a consultant agreement (the “Pingtan Consultant Agreement”), with Pingtan County Shun Wei Information Technology Company Limited (the “Pingtan Consultant”). Pursuant to the terms of the Pingtan Consultant Agreement, the Pingtan Consultant was engaged to provide consulting services related to the sourcing of e-government contracts in the Pingtan County of Fuzhou City located in the Fujian Province.

Under the Pingtan Consulting Agreement, the Company has agreed to pay the Pingtan Consultant in the form of cash a commission equal to 9,224,000 RMB, or approximately US$1,200,000, which is six percent (5%) of the total contract sum of any e-government contracts sourced by the Pingtan Consultant. The Pingtan Consultant Agreement shall be terminated once the Main Contract of the e-government project in the Pingtan County is signed and the commission is paid to the Pingtan Consultant, or in the event that no Main Contract of the e-government project in the Pingtan County t is signed.

The commission payable to the Pingtan Consultant under the terms of the Pingtan Consultant Agreement is due and payable within twenty (20) business days after the signing of the Main Contract.

Pursuant to the terms of the Quangang Contract and Pingtan Contract, the Company will be responsible for design and implementation of the following systems:

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Hardware Platform Integration

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Security Platform

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Application Platform

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Portal Website

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Unified Administration Approval System

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Coordinated Office System

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Calling Center

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Geographical Information System

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Emergency Commanding System

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Auxiliary Decision System

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Social Medical Security Information System

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Smart Card System

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Information Database

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E-Commerce System (for Quanzhou City Quangang District only)

Other than the Quangang Contract and Pingtan Contact , there is no material relationship between the Company or its affiliates and Quangang or Pingtan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.55

Main Contract, dated as of December 12, 2006, by and between Expert Network (Shenzhen) Company Limited and Quanzhou City Quangang District e-Government Project Command Centre.

10. 56

Consultant Agreement, dated as of December 1 1 , 2006, by and between Expert Network (Shenzhen) Company Limited and Quanzhou Guo Guang Scientific Technology Development Company Limited.

10. 57

Main Contract, dated as of December 13, 2006, by and between Expert Network (Shenzhen) Company Limited and Pingtan County e-Government Management Center.

10. 58

Consultant Agreement, dated as of December 13, 2006, by and between Expert Network (Shenzhen) Company Limited and Pingtan County Shun Wei Information Technology Company Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Fu Wan Chung, Simon

CFO and Director

Date: December 18, 2006